UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 10, 2021
Date of Report (Date of Earliest Event Reported)

Insignia Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

212 Third Avenue N, Suite 356 Minneapolis, Minnesota	55401
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)

7308 Aspen Lane N, Suite 153 Minneapolis, Minnesota 55428
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ISIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 10, 2021, the Governance, Compensation and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Insignia Systems, Inc. (the “Company”) approved, and the Company entered into, an employment agreement with Zackery A. Weber, the Company’s interim principal accounting officer. The employment agreement comprises terms substantially similar to those in employment agreements with the Company’s other executive officers and generally provides that he will continue to serve as the Senior Director of Financial Planning and Analysis of the Company until September 10, 2024 (the “Initial Term”) at his current annual base salary of $145,000, subject to increase from time to time unless earlier terminated. Following the Initial Term, the employment agreement will renew automatically for one-year terms unless terminated by either party upon written notice given at least 120 days in advance of the anniversary date of the effective date. Additionally, beginning December 31, 2022, Mr. Weber will be entitled to a target annual cash incentive compensation payout equal to at least 50% of his annual salary.

The employment agreement includes a clawback provision providing that if there is a restatement of the Company’s financial results (other than a prophylactic or voluntary restatement due to a change in applicable accounting rules or interpretations) due to material noncompliance with financial reporting requirements and the Board determines in good faith that any compensation granted to Mr. Weber was awarded or determined based on such material noncompliance, the Board or a committee thereof may recover any compensation granted to Mr. Weber (or reduce any compensation not yet paid) based on the erroneous financial data in excess of what would have been paid (or in the case of unpaid compensation, what should be paid) to Mr. Weber under the accounting restatement.

In the event of Mr. Weber’s involuntary termination of employment without “cause” or voluntary termination of employment with “good reason”, he will be entitled to accrued and unpaid compensation as provided in the employment agreement as well as the following severance pay and benefits, conditioned on the execution and continued effectiveness of a release: (1) the annual incentive compensation he would have been entitled to receive for the year in which his termination occurs as if he had continued until the end of that fiscal year, determined based on the Company’s actual performance for that year relative to the performance goals applicable to Mr. Weber, prorated for the number of days in the fiscal year through his termination date and generally payable in a cash lump sum at the time such incentive awards are payable to other participants; (2) fifty percent (50%) of his annual base salary as in effect at the time of termination, payable in a single lump sum payment no later than 60 days following the termination date; and (3) welfare benefit continuation for three months following termination. In the event of Mr. Weber’s death, “disability” (as defined in the employment agreement), involuntary termination for “cause” or voluntary termination without “good reason,” Mr. Weber would be entitled to accrued and unpaid compensation as provided in the employment agreement.

The foregoing description of the employment agreement is intended to be a summary only and is qualified by reference to the text of the employment agreement, which is filed as Exhibit 10.1 to this current report and incorporated by reference as if fully set forth herein.

On September 10, 2021, the Committee also approved, and the Company entered into letter agreements with each of Kristine A. Glancy, the Company’s President, Chief Executive Officer and principal financial officer, Adam D. May, Chief Operating Officer, and Mr. Weber (collectively, the “Retention Agreements”). Each Retention Agreement entitles the executive to receive and retain a cash bonus so long as the executive remains employed by the Company through December 31, 2022. The first 50% of the retention bonus amount will be paid to the executive on March 31, 2022 and the remaining 50% will be paid to the executive of September 30, 2022. If the executive’s employment is terminated by the Company for “Cause” (as defined in the Company’s 2018 Equity Incentive Plan, the “Plan”) or by the executive for any reason before December 31, 2022, then all amounts previously paid must be repaid to the Company and all amounts not yet paid will be forfeit. If, however, the executive’s employment is terminated by the Company without Cause or as a result of a “Change in Control” (as defined in the Plan), then the executive will be entitled to retain all amount previously paid under the Retention Agreement. Further, if a Change in Control occurs and the executive’s employment with the Company is subsequently terminated before March 31, 2022, then the executive will earn and receive a pro rata amount based on the number of days continuously employed from September 10, 2021 to March 31, 2022. The total target retention payment amounts for Ms. Glancy, Mr. May, and Mr. Weber under the Retention Agreements are $200,000; $115,000; and $55,000, respectively.

The foregoing description of the Retention Agreements is qualified by reference to the form of Retention Agreement, the text of which is filed as Exhibit 10.2 to this current report and incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Employment Agreement with Zackery A. Weber dated September 10, 2021	Filed Electronically
10.2	Form of Retention Agreement	Filed Electronically
104	Cover Page Interactive Data File	Filed Electronically

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: September 16, 2021	By:	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer

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